SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2005, we closed the purchase of certain telecommunications equipment (including two Sonus Network switches) pursuant to an Asset Purchase Agreement with MRS Partners LLC (“MRS”) dated January 5, 2004, as previously amended.  As partial consideration under the terms of the Asset Purchase Agreement, we issued to MRS a promissory note in the original principal amount of $1,170,000.  A discussion of this transaction can be found in our current report on Form 8-K dated March 15, 2005.

After completing the transaction, we incurred charges from Sonus Networks relating to relicensing and recertifying the purchased equipment.  In April, we initiated discussions with MRS regarding reimbursement of all or a portion of these charges.  On May 17, 2005, we reached an agreement with MRS under which, among other things, the original principal amount of the promissory note was reduced by $200,000.  The replacement Promissory Note is included as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference in this Item.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1	Replacement promissory note issued as of March 15, 2005 by Vistula Communications Services, Inc. to MRS Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS
SERVICES, INC.

Dated: May 23, 2005	/s/ George R. Vaughn
George R. Vaughn
Chief Financial Officer

Exhibit Index

Number	Title

4.1	Replacement promissory note issued as of March 15, 2005 by Vistula Communications Services, Inc. to MRS Partners LLC.